As filed with the Securities and Exchange Commission on May 1, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Snap One Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	82-1952221
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. employer identification number)
1800 Continental Boulevard, Suite 200
Charlotte, North Carolina 28273
(704) 927-7620
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

JD Ellis
Chief Legal Officer
1355 West Innovation Way, Suite 125
Lehi, Utah 84043
(801) 523-3100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

William B. Brentani Kelli Schultz-Panas Simpson Thacher & Bartlett LLP Palo Alto, California 94304 (650) 251-5000
Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED May 1, 2023
Prospectus
Up to 55,424,435 Shares of Common Stock
This prospectus relates to the resale by the selling securityholders named in this prospectus (the “Selling Securityholders”) of shares of common stock, par value $0.01 per share (the “common stock”), of Snap One Holdings Corp. (“we,” “us,” “Snap One” or the “Company”) as described herein. The securities offered hereunder consist of an aggregate of 55,424,435 outstanding shares of the Company’s common stock to be sold by the selling securityholders named in this registration statement.
We are registering the resale of these securities to satisfy certain registration rights we have granted. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will pay the expenses associated with registering the sales by the Selling Securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
The Selling Securityholders may sell the securities described in this prospectus in a number of different ways, including directly or through underwriters, agents or broker-dealers, and at varying prices. We provide more information about how the Selling Securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus. The Selling Securityholders may sell any, all or none of the securities, and we do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the effective date of this registration statement.
Our common stock is listed on the Nasdaq Stock Market (“Nasdaq”) under the symbol “SNPO.” On April 28, 2023, the closing price for the common stock as reported on Nasdaq was $9.76 per share.
We are an “emerging growth company” and a “smaller reporting company,” each as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the risk factors included in our periodic reports, in the prospectus supplements related to specific offerings, and in other information that we file with the Securities and Exchange Commission. See the discussion of the risks of investing in our securities in the section of this prospectus titled “Risk Factors” beginning on page 9 of this prospectus.
You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                , 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, the common stock described in this prospectus in one or more offerings. The Selling Securityholders may use the shelf registration statement to offer and sell up to an aggregate of 55,424,435 shares of common stock. More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus together with the additional information to which we refer you to in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation by Reference.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the sections titled “Where You Can Find Additional Information” and “Incorporation by Reference.”

FREQUENTLY USED TERMS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
“Board” are to the board of directors of Snap One, or a committee thereof, as applicable;
“Company” are to Snap One Holdings Corp, a Delaware corporation;
“common stock” are to the common stock, par value $0.01 per share of the Company;
“DGCL” are to the Delaware General Corporation Law, as amended;
“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
“H&F” are to Hellman & Friedman LLC;
“H&F Funds” are to certain investment funds and co-investment vehicles controlled by affiliates of H&F;
“Hellman & Friedman” are to H&F together with its affiliates (as defined in the Snap One amended and restated certificate of incorporation);
“Securities Act” are to the Securities Act of 1933, as amended;
“SEC” are to the United States Securities and Exchange Commission;
“Snap One” are to Snap One Holdings Corp, a Delaware corporation;
“Stockholders Agreement” are to the Stockholders Agreement, dated July 27, 2021, by and among the Company, H&F Funds and certain other parties thereto;
“TRA” are to the Tax Receivable Agreement, dated July 27, 2021, between the Company and the TRA Participants named therein; and
“TRA Participants” are to those certain affiliates of H&F that participate in the TRA, and each of the other persons, excluding the Company, that from time to time become a party to the TRA.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “forecast,” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They may appear in a number of places throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein and may include statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. Factors that may impact such forward-looking statements include:
Risks Related to Our Business and Industry
•Our quarterly results of operations have fluctuated and may continue to fluctuate. As a result, we may fail to meet or exceed the expectations of investors or securities analysts, which could cause our stock price to decline.
•If we are unable to manage our business growth and diverse and complex operations, our reputation in the market and our ability to generate net sales from new or existing integrators and end consumers may be harmed.
•The markets in which we participate are highly competitive and many companies, including large technology companies, retailers, electronics distributors, broadband and security service providers, as well as other managed service providers, are actively targeting our markets. Our failure to differentiate ourselves and compete successfully against these companies would make it difficult for us to add and retain customers, and our sales and profitability could be adversely affected.
•If we are unable to develop new solutions, sell our solutions into new markets, or further penetrate our existing markets, or if we fail to make optimal strategic investment decisions, our net sales may not grow as expected or they may decline.
•End consumers may choose to adopt products that provide discrete functionality or Do-It-Yourself solutions rather than adopt our professionally installed solutions. If we are unable to increase market acceptance of the benefits of our professionally installed solutions, our net sales may not continue to grow, or they may decline.
•We have limited visibility regarding the end consumers who ultimately purchase our products, and we often rely on information from third-party integrators to help us manage our business. If we are unable to obtain timely or accurate information, our ability to quickly react to market changes and effectively manage our business may be harmed.
•Our growth strategy includes pursuing acquisitions, and our potential inability to identify good opportunities and to successfully integrate newly acquired technologies, assets, businesses, or personnel may harm our financial results and ability to grow our business.
•We have entered into several strategic arrangements and intend to pursue additional strategic opportunities in the future. If the intended benefits from our strategic relationships are not realized, our results of operations may be harmed.

Risks Related to Our Products
•If we are unable to adapt to technological change and implement technological and aesthetic enhancements to our products, this could impair our ability to remain competitive.
•Product quality issues and a higher-than-expected number of warranty claims or returns could harm our business and operating results.
•Cyberattacks and security breaches affecting or targeting us, our business partners or our end consumers are increasingly sophisticated and could result in unauthorized use of our products or associated confidential information — leading to harm in our reputation or brand, legal or regulatory enforcement action, and lawsuits. Any of these actions may have a material adverse effect on our business, results of operations and financial condition.
Risks Related to Our Manufacturing and Supply Chain
•We currently rely on contract manufacturers to manufacture our products and on component vendors to supply parts used in our products. We also distribute products manufactured by other companies. Any disruption in our supply chain, including the global supply chain issues affecting shipping, or our failure to successfully manage our relationships with our suppliers or logistics partners could harm our business.
•Potential political instability and tensions in China, Taiwan, and Southeast Asia, where the concentration of our suppliers and manufacturing facilities are located, could expose us to supply disruptions, cost increases, and regulatory changes.
Risks Related to Our Indebtedness
•Our substantial indebtedness could materially adversely affect our financial condition and our ability to operate our business, react to changes in the economy or industry or pay our debts and meet our obligations under our debt and could divert our cash flow from operations for debt payments.
Risks Related to Our Common Stock
•We are controlled by H&F, whose interests may be different from the interests of other holders of our securities.
•As we realize the benefit of net operating losses and certain other tax benefits that arose prior to or in connection with our IPO, we are required to pay the TRA Participants and make a cash distribution to certain pre-IPO owners that are not TRA Participants, equal to a significant portion of the benefit, which amounts could be material.
•Our management team identified a material weakness in our internal controls over financial reporting, which, if not remediated appropriately or timely, could result in the loss of investor confidence and could negatively impact on our stock price and financial condition.
Risks Related to Our Financial Statements
•We may be required to make payments under our contingent value rights agreement with certain former stockholders.
Other Risks
•We face the additional risks disclosed or incorporated by reference in this prospectus, including without limitation risks identified in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q.
The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors referred to in the section titled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date made. We will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OUR COMPANY
This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference from our other filings with the SEC before making an investment decision. Unless expressly indicated or the context required otherwise, the terms “Snap One,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to Snap One Holdings Corp. and, where appropriate, our wholly owned subsidiaries.
The Company
Snap One powers smart living by enabling professional integrators to deliver seamless experiences in the connected homes and businesses where people live, work and play. We offer an end-to-end product ecosystem delivered through our powerful distribution network and further bolstered by our value-added services and workflow solutions. Collectively, we refer to this compelling value proposition as our “Only Here” strategy, delivering a differentiated experience to our loyal and growing network of approximately 20,000 professional do-it-for-me integrators. We believe our Only Here value proposition becomes embedded into integrators’ workflow throughout the project lifecycle, creating re-occurring spending patterns that strengthen our integrator relationships and enhance our revenue visibility across our integrator base.
We are vertically integrated, with the majority of our net sales coming from our proprietary-branded, internally developed products. These proprietary products are manufactured on an asset-light basis through our network of contract manufacturing and joint development suppliers located primarily in Asia. We have complemented our proprietary product portfolio with a curated set of leading third-party product brands to deliver an end-to-end product ecosystem that provides professional integrators with a “one-stop shop” experience at Snap One.
Our proprietary software solutions enhance the interoperability of our products and enable our emerging portfolio of value-added, subscription-based services. As we expand our penetration of connected homes and businesses, we expect to continue to invest in the expansion of existing and development of new subscription-based services. We believe our leadership position and expanding presence in the home and business will allow us to develop new high margin, recurring software driven services that enhance our product suite and bolster our underlying software. We expect to continue to develop technologies to make integrators more effective and efficient, which is critical to delivering the best solutions for our integrators and end consumers.
We support our integrators with a comprehensive suite of software and support workflow solutions. We engage with our integrators on an omni-channel basis, blending the benefits of our comprehensive e-commerce portal with the convenience of our local branch network for same-day product availability. We support our integrators throughout the entire lifecycle of their projects from pre-sale product research and system design to post-installation end consumer support via our proprietary OvrC software, which enables integrators to remotely manage, configure and troubleshoot devices in the field. Our OvrC software platform powers our Parasol service offering, which provides end consumers with 24x7 remote support service while creating operational efficiency for our integrators by reducing the customer service workload. We believe our solutions make it easier for professional integrators to operate and profitably grow their businesses, contributing to increased retention and wallet share growth with us over time.
Emerging Growth Company and Smaller Reporting Company Status
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have at least $1.235 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; or December 25, 2026, which is the last day of the fiscal year ending after the fifth anniversary of our IPO. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
We are also a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act, because the market value of our shares held by non-affiliates was less than $200 million as of the end of our most recently completed second fiscal quarter. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we are entitled to provide audited financial statements for just two fiscal years. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies.
Corporate Information
Snap One is a Delaware corporation. Our principal executive offices are located at 1800 Continental Boulevard, Suite 200, Charlotte, North Carolina 28273. Our website is located at www.snapone.com. Our website and the information contained on, or accessed through, our website is not part of this prospectus, and you should rely only on the information contained in this prospectus when making an investment decision.

The Offering

Issuer	Snap One Holdings Corp., a Delaware corporation.

Shares of common stock offered by the Selling Securityholders	Up to 55,424,435 shares.

Use of proceeds	The Selling Securityholders will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders from time to time pursuant to this prospectus. See the section titled “Use of Proceeds.”

Shares of common stock outstanding as of May 1, 2023

76,222,652 shares, excluding 2,914,809 shares of common stock underlying outstanding restricted stock units; 1,158,535 shares of common stock underlying outstanding performance stock units; 5,185,049 shares of common stock underlying outstanding options;14,340 shares of common stock underlying outstanding deferred stock units; and 837,993 shares of common stock available for future issuance under the Snap One 2021 Equity Incentive Plan (as of, in each case, May 1, 2023).

Risk factors	Investing in our common stock involves risk. See the section titled “Risk Factors” in this prospectus and the other information included or incorporated by reference in this prospectus including risks identified in and cautionary statements contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Dividend policy	We currently do not intend to declare any dividends on our common stock in the foreseeable future.

Nasdaq symbol for our common stock	“SNPO”.

RISK FACTORS
Investing in our common stock involves risks. Before investing in our securities, you should carefully consider the risk factors described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus we file with the SEC. The market price of our securities could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our securities. See the sections titled “Where You Can Find Additional Information” and “Incorporation by Reference” elsewhere in this prospectus.

USE OF PROCEEDS
All of the common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
With respect to the registration of the shares of our common stock offered by the Selling Securityholders pursuant to this prospectus, the Selling Securityholders will pay any underwriting commissions and discounts and the reasonable fees and expenses of counsel to the Selling Securityholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus.

SELLING SECURITYHOLDERS
The Selling Securityholders may offer and sell, from time to time, any or all of the shares of common stock being offered for resale by this prospectus which consists of up to 55,424,435 shares of common stock held by Selling Securityholders of the Company.
The term Selling Securityholders includes the securityholders listed in the table below and their permitted transferees.
The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock of the Selling Securityholders, the number of shares of common stock that may be sold by Selling Securityholders under this prospectus and that Selling Securityholders will beneficially own after this offering, assuming all registered shares all sold. We have based percentage ownership on 76,222,652 shares of common stock outstanding as of May 1, 2023.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o 1800 Continental Boulevard, Suite 200, Charlotte, NC 28273.
Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering, none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering, In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. Please see the section titled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

	Common Stock Beneficially Owned Prior to this Offering	Common Stock to be Sold in this Offering	Common Stock Beneficially Owned After this Offering
Selling Securityholders	Shares	Shares	Shares	%
H&F Investors (1)	55,424,435	55,424,435	—	—
__________________
(1)Reflects (i) 23,854,976 shares directly held by Hellman & Friedman Capital Partners VIII, L.P. (“Main Fund”), 10,706,163 shares directly held by Hellman & Friedman Capital Partners VIII (Parallel), L.P. (“Parallel Fund”), 2,023,312 shares directly held by HFCP VIII (Parallel-A), L.P. (“Parallel-A Fund”), (iv) 607,517 shares directly held by H&F Executives VIII, L.P. (“Executives Fund”), (v) 124,638 shares directly held by H&F Associates VIII, L.P. (“Associates Fund”) and (vi) 18,107,829 shares held by H&F Copper Holdings VIII, L.P. (“Copper Fund”, collectively with Main Fund, Parallel Fund, Parallel-A Fund, Executives Fund and Associates Fund, the “H&F Funds”). H&F Copper Holdings VIII GP, LLC (“Copper GP”) is the general partner of Copper Fund and Main Fund is the managing member of Copper GP. Hellman & Friedman Investors VIII, L.P. (“Investors GP”) is the general partner of each of Main Fund, Parallel Fund, Parallel-A Fund, Executives Fund and Associates Fund, and H&F Corporate Investors VIII, Ltd. (“Investors Ltd.”) is the general partner of Investors GP. A three-member board of directors of Investors Ltd. has voting and investment discretion over the shares held by the H&F Funds. Each of the members of the board of directors of Investors Ltd. disclaims beneficial ownership of such shares. The address of each entity named in this footnote is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.

We have entered into the Stockholders Agreement and the TRA with the Selling Securityholders. For additional information regarding certain related party transactions involving the Selling Securityholders, see the section titled “Related Party Agreements and Transactions” beginning on page 59 of our Proxy Statement for the 2023 Annual Meeting of Stockholders filed on March 31, 2023, which is incorporated herein by reference.

DESCRIPTION OF SECURITIES
General
The following description summarizes the material terms of, and is qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws. For a complete description of our capital stock, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws and the applicable provisions of Delaware laws.
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock are outstanding as of the date of this prospectus.
Common Stock
Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.
Holders of our common stock do not have preemptive, subscription, redemption, sinking fund or conversion rights. The common stock is not subject to further calls or assessment by us. All shares of our common stock outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock are subject to those of the holders of any shares of our preferred stock or any series or class of stock we may authorize and issue in the future.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our Board to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by the Nasdaq rules, the authorized shares of preferred stock are available for issuance without further action by holders of our common stock. Our Board is authorized to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof. The issuance of preferred stock may adversely affect the holders of our common stock, including, without limitation, by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock.
Liquidation Rights
Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and subject to the rights of the holders of one or more outstanding series of preferred stock having liquidation preferences, if any, or the right to participate with the common stock, the holders of our common stock are entitled to receive pro rata our remaining assets available for distribution.
Dividends
Holders of our common stock are entitled to receive dividends when, as and if declared by our Board out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to the rights of the holders or one or more outstanding series of our preferred stock.
Certain Anti-Takeover Effects
Certain provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws summarized in the paragraphs above and in the following paragraphs may have an anti-takeover effect. In other words, such provisions could delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for the shares held by such stockholder.

Authorized but Unissued Capital Stock
Our Board may generally issue one or more series of preferred shares on terms that could discourage, delay or prevent a change of control of our company or the removal of our management. DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock.
Classified Board of Directors
Our amended and restated certificate of incorporation provides that, subject to the right of holders of any series of preferred stock, our Board is divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of stockholders. As a result, approximately one-third of our Board is elected each year. Our amended and restated certificate of incorporation and amended and restated bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board; however, if at any time Hellman & Friedman owns at least 40% in voting power of the then-outstanding shares of stock of our Company entitled to vote generally in the election of directors, the stockholders may also fix the number of directors.
Business Combinations
We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. While we have opted out of Section 203 of the DGCL, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless a prescribed exception applies.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL. Our amended and restated certificate of incorporation provides that Hellman & Friedman, and any of its direct or indirect transferees and any group as to which such persons or entities are a party, does not constitute an “interested stockholder” for purposes of these provisions.
Removal of Directors; Vacancies
Our amended and restated certificate of incorporation provides that, other than directors elected by holders of our preferred stock, if any, directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when Hellman & Friedman beneficially owns less than 40% in voting power of the then-outstanding shares of stock of our company entitled to vote generally in the election of directors, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of our Company entitled to vote thereon, voting together as a single class.
In addition, our amended and restated certificate of incorporation also provides that, subject to the rights granted to one or more series of preferred stock then outstanding or the rights granted pursuant to the stockholders agreement, any newly created directorship on the Board that results from an increase in the number of directors and any vacancies on our Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director or by the stockholders; provided, however, at any time when Hellman & Friedman beneficially owns less than 40% in voting power of the then-outstanding shares of stock of our company entitled to vote generally in the election of directors, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). Our amended and restated certificate of incorporation provides that the Board may increase the number of directors by the affirmative vote of a majority of the directors or, at any time when Hellman & Friedman beneficially owns at least 40% of the voting power of the then-outstanding shares of stock of our Company entitled to vote generally in the election of directors, of the stockholders.
No Cumulative Voting
Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the then-outstanding shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors.
Special Stockholder Meetings
Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the Board or the chairman of the Board; provided, however, that at any time when Hellman & Friedman beneficially owns, in the aggregate, at least 40% in voting power of the then-outstanding shares of stock of our Company entitled to vote generally in the election of directors, special meetings of our stockholders shall also be called by the Board or the chairman of the Board at the request of Hellman & Friedman. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.
Stockholder Action by Written Consent
Our amended and restated certificate of incorporation allows stockholder action by written consent of the holders of at least the minimum number of shares of the then-outstanding shares of stock of our Company required to be voted to take any action at an annual or special meeting of the stockholders at any time when Hellman & Friedman beneficially owns at least 40% in voting power of the then-outstanding shares of stock of our Company. Our amended and restated certificate of incorporation precludes stockholder action by written consent at any time when Hellman & Friedman beneficially owns less than 40% in voting power of the then-outstanding shares of stock of our Company entitled to vote generally in the election of directors, other than certain rights that holders of our preferred stock may have to act by consent.
Supermajority Provisions
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our amended and restated bylaws without a stockholder vote in any matter not inconsistent with Delaware law or our amended and restated certificate of incorporation. In addition, for as long as Hellman & Friedman beneficially owns at least 40% in voting power of the then-outstanding shares of stock of our Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our amended and restated bylaws by our stockholders will require the affirmative vote of a majority in voting power of the outstanding shares of our stock present in person or represented by proxy at the meeting of stockholders and entitled to vote on such amendment, alteration, change, addition, rescission, change, addition or repeal. At any time when Hellman & Friedman beneficially owns less than 40% in voting power of the then-outstanding shares of the stock of our Company entitled to vote generally in the election of directors, any amendment, alteration, rescission, change, addition or repeal of our amended and restated bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2/3%

in voting power of all the then-outstanding shares of stock of our Company entitled to vote thereon, voting together as a single class.
Our amended and restated certificate of incorporation provides that at any time when Hellman & Friedman beneficially owns less than 40% in voting power of the then-outstanding shares of stock of our Company entitled to vote generally in the election of directors, the certain provisions in our amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of our Company entitled to vote thereon, voting together as a single class.
Exclusive Forum
Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of our Company to our Company or our Company’s stockholders, (iii) action asserting a claim against our Company or any current or former director, officer, employee or stockholder of our Company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws (as either may be amended from time to time) or (iv) action asserting a claim governed by the internal affairs doctrine of the State of Delaware. These provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and our stockholders cannot waive compliance with federal securities laws and the rules and regulations thereunder. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Nasdaq Listing
Our Class A common stock is listed on the Nasdaq under the symbol “SNPO.”

PLAN OF DISTRIBUTION
This prospectus relates to the resale of securities by the Selling Securityholders or their permitted transferees from time to time. The securities registered for resale permit the Selling Securityholders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the securities offered by this prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the securities will be the purchase price of the securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the securities covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of securities to be made directly or through agents. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
The securities offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Securityholders; or
•through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the securities.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
The securities may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be affected in one or more of the following transactions:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including Nasdaq;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•through one or more underwritten offerings on a firm commitment or best efforts basis;
•settlement of short sales entered into after the date of this prospectus;
•agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•any other method permitted by applicable law; or
•through any combination of the foregoing.
At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Except as otherwise set forth in a prospectus supplement, any underwritten offering pursuant to this prospectus will be underwritten by one, several or all of the following financial institutions: Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Penserra Securities LLC, R. Seelaus & Co., LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Siebert Williams Shank & Co., LLC, Truist Securities, Inc., UBS Securities LLC and William Blair & Company, L.L.C, or other financial institutions as determined prior to the time of the offering and listed in a prospectus supplement as applicable. The obligations of the underwriters to purchase the securities will be subject to certain conditions.
The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the securities under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus.
In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may affect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
The Selling Securityholders and any other person participating in the sale of the Securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have agreed to indemnify or provide contribution to certain Selling Securityholders and their officers, directors and control persons, as applicable, against certain liabilities, including certain liabilities under the Securities Act. Those Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

LEGAL MATTERS
The legality of the shares of common stock offered pursuant to this prospectus will be passed upon for Snap One by Simpson Thacher & Bartlett LLP, Palo Alto, California. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement.
EXPERTS
The financial statements of Snap One Holdings Corp. incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.
Our website address is www.snapone.com. The information on our website, or that can be accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus is a part of the registration statement and does not contain all the information in the registration statement and the exhibits to the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet website referred to above.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):
•our Annual Report on Form 10-K for the year ended December 30, 2022, filed with the SEC on March 15, 2023;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 30, 2022 from our Proxy Statement for the 2023 Annual Meeting of Stockholders filed on March 31, 2023;
•our Current Reports on Form 8-K filed with the SEC on February 16, 2023 and April 21, 2023; and
•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 28, 2021 for the registration of our common stock under Section 12(b) of the Securities Act of 1934, as amended, including any amendment or report filed to update the description therein.
The information incorporated by reference into this prospectus is an important part of this prospectus. Neither we nor any underwriters have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.
You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.
If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.
You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document:
1355 West Innovation Way, Suite 125
Lehi, Utah 84043
(801) 523-3100
.

         , 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.     Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with distribution of the securities being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee	$56,100
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous expenses	*
Total	$ *
__________________
*These fees are calculated based on the securities offered from time to time and accordingly cannot be defined at this time. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.
Item 15.     Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and officers in which we have agreed to indemnify and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, against all expenses, losses and liabilities incurred by the indemnitee or on the indemnitee’s behalf arising from the fact that such person is or was a director, officer, employee or agent of our Company or our subsidiaries.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
We maintain and expect to maintain standard policies of insurance that provide coverage to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and to us with respect to indemnification payments that we may make to such directors and officers.
We expect that the applicable underwriting agreement with respect to an offering will provide for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with an offering of common stock pursuant to this registration statement.
Item 16.     Exhibits
(a)Exhibits. See the Exhibit Index immediately preceding the signature page for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.
(b)Financial Statement Schedules. All financial statement schedules have been omitted because they are not applicable, not material or the required information is shown in the consolidated financial statements or the notes thereto.
Item 17.     Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i),(1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free-writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free-writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer made by the undersigned registrant to the purchaser in the offering.
(6)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
2.1
Agreement and Plan of Merger, dated as of June 19, 2017, by and among Crackle Purchaser Corp., Crackle Merger Sub I Corp., Crackle Merger Sub II Corp., General Atlantic (Amplify) Holdco LLC, Amplify Holdings LLC, General Atlantic (Amplify) LLC, GA Escrow, LLC and JWF Rollover, LLC (incorporated by reference to Exhibit 2.1 of Snap One Holding Corp.’s Registration Statement on Form S-1, as filed with the SEC on July 2, 2021 (hereinafter the “Registration Statement filed on July 2”)).

4.1
Third Amended and Restated Certificate of Incorporation of Snap One Holdings Corp. (incorporated by reference to Exhibit 3.1 of the 10-Q for Snap One Holdings Corp. for the quarterly period ending June 25, 2021, filed on August 27, 2021).

4.2
Second Amended and Restated Bylaws of Snap One Holdings Corp. (incorporated by reference to Exhibit 3.2 of the Registrant’s 10-Q for the quarterly period ending June 25, 2021, filed with the SEC on August 27, 2021)

4.4	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 of the Registration Statement filed on July 2).
5.1*	Opinion of Simpson Thacher & Bartlett LLP.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature pages)
107*	Filing Fee Table
__________________
*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 1, 2023.

Snap One Holdings Corp.

By:	/s/ John Heyman
Name:	John Heyman
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Heyman, Michael Carlet and JD Ellis and each of them, individually, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement and power of attorney have been signed by the following persons in the capacities indicated on May 1, 2023.

Signature	Title

/s/ John Heyman	Chief Executive Officer, Director
Name: John Heyman	(Principal Executive Officer)

/s/ Michael Carlet	Chief Financial Officer
Name: Michael Carlet	(Principal Financial and Accounting Officer)

/s/ Erik Ragatz
Name: Erik Ragatz	Chairman of the Board

/s/ Jacob Best

Name: Jacob Best	Director

/s/ Thomas T. Hendrickson
Name: Thomas T. Hendrickson	Director

/s/ Annmarie Neal
Name: Annmarie Neal	Director

/s/ Adalio Sanchez
Name: Adalio Sanchez	Director

/s/ Amy Steel Vanden-Eykel
Name: Amy Steel Vanden-Eykel	Director

/s/ Kenneth R. Wagers III
Name: Kenneth R. Wagers III	Director